$200,000,000

                                      THIRD

                              AMENDED AND RESTATED

                                CREDIT AGREEMENT

                          Dated as of October 30, 2000
                                      among
                                 ABC-NACO INC.,
                        ABC-NACO de MEXICO, S.A. de C.V.,
                           DOMINION CASTINGS LIMITED,
                             BANK OF AMERICA CANADA,
                          as Canadian Revolving Lender,
                      BANK OF AMERICA NATIONAL ASSOCIATION,
                  as Agent and Letter of Credit Issuing Lender
                                       and
                  THE OTHER FINANCIAL INSTITUTIONS PARTY HERETO
                                   Arranged By
                         BANC OF AMERICA SECURITIES LLC

                           THIRD AMENDED AND RESTATED
                           --------------------------

                                CREDIT AGREEMENT
                                ----------------

     This Third Amended and Restated Credit Agreement (this "Agreement") is entered into as of October 30, 2000, by and among ABC-NACO Inc., a Delaware corporation (the "Company"), ABC-NACO de Mexico, S.A. de C.V., a Mexican corporation (the "Mexican Borrower"), Dominion Castings Limited, an Ontario corporation (the "Canadian Borrower" and, together with the Company and the Mexican Borrower, the "Borrowers"), each of the several financial institutions signatory hereto (collectively, the "Majority Lenders") and Bank of America, N.A. (f/k/a Bank of America National Trust and Savings Association) individually and as agent (the "Agent") for the benefit of the Lenders under the Credit Agreement hereinafter referred to.

                                    RECITALS
                                    --------

A. The Borrowers, Bank of America Canada, as Canadian Revolving Lender, the financial institutions from time to time party thereto and the Agent and Letter of Credit Issuing Lender are parties to that certain credit agreement dated as of February 19, 1999, as amended by that certain Amendment, Waiver and Release Agreement dated as of October 12, 1999, as further amended by that certain Amended and Restated Credit Agreement dated as of October 29, 1999, as further amended by that certain Amendment to Amended and Restated Credit Agreement dated as of October 29, 1999 and as further amended by that certain Second Amended and Restated Credit Agreement dated as of March 9, 2000 (the "Credit Agreement"). Unless otherwise specified herein, capitalized terms used in this Agreement shall have the meanings ascribed to them by the Credit Agreement, as amended hereby.

B. The Borrowers, the Agent and the Majority Lenders have agreed to further amend the Credit Agreement on terms and conditions herein set forth, subject to the terms and conditions hereof.

NOW, THEREFORE, in consideration of the mutual execution hereof and other good and valuable consideration, the parties hereto agree as follows:

     1. Amendments to Credit Agreement. Effective as of the Effective Date (defined below), the Credit Agreement is hereby amended as follows:

     (a) Section 1.01 of the Credit Agreement is amended by deleting the definition of "Permitted Acquisition Reserve" therein in its entirety.

     (b) Section 1.01 of the Credit Agreement is further amended by deleting the following existing definitions therein in their entirety and substituting in lieu thereof the following:

     ""Available Commitment" as to any Lender, means such Lender's Commitment and as to all Lenders, means the aggregate of such Lenders' Commitment.

     "EBITDA" means, for any period, the Company's and its Subsidiaries' Net Income on a consolidated basis, determined in accordance with GAAP; plus, to the extent deducted in the computation of Net Income for such period, (a) Consolidated Interest Expense, (b) income or franchise taxes paid or accrued and
(c) amortization and depreciation expense; provided, however, that Net Income shall be computed for these purposes without giving effect to (a) non-cash, non-recurring extraordinary losses or special charges and (b) extraordinary or special gains; provided, further, that for periods ending on or prior to July 31, 1999, all extraordinary losses reported in fiscal year 1998 and up to $15,000,000 of additional cash extraordinary items and special charges related to the Merger may be excluded from such computation; provided, further, that for periods ending on or prior to December 29, 2000, up to $12,000,000 of additional cash extraordinary items and special charges relating to restructuring changes may be excluded from such computation; and provided, further, that "EBITDA" shall be calculated after giving effect on the Pro Forma Basis to any Acquisition or disposition of the Designated Non-Core Assets as if such Acquisition or disposition occurred on the first day of the applicable period. EBITDA for the Fiscal Quarters ended July 31, 1998, October 31, 1998 and January 31, 1999 shall be deemed to be that set forth on Schedule 1.1 hereto. "Interest Coverage Ratio" means, at any date, the ratio determined by dividing
(a) EBITDA by (b) Adjusted Consolidated Interest Expense for the immediately preceding four consecutive fiscal quarters for which the Agent has received financial statements in compliance with Section 7.01; provided, that, with respect to periods ending prior to December 31, 2000, Adjusted Consolidated Interest Expense and EBITDA shall be calculated for the immediately preceding twelve months.

     "Level" means, and includes, Level I, Level II, Level III, Level IV, Level V, Level VI, Level VII, Level VIII or Level IX whichever is in effect at the relevant time.

     "Level VII" shall exist at any time the Leverage Ratio is less than 5.5:1.0 but greater than or equal to 5.0:1.0."

     (c) Section 1.01 of the Credit Agreement is amended by deleting the table in the definition of "Applicable Margin" in its entirety and substituting in lieu thereof the following:

Level     Offshore Rate     Base Rate     Commitment Fee
I           2.00%             1.00%            0.40%
II          2.25%             1.25%            0.45%
III         2.50%             1.50%            0.50%
IV          2.75%             1.75%            0.50%
V           3.00%             2.00%            0.50%
VI          3.25%             2.25%            0.55%
VII         3.50%             2.50%            0.60%
VIII        3.75%             2.75%            0.65%
IX          4.00%             3.00%            0.70%"

     (d) Section 1.01 of the Credit Agreement is further amended by inserting the following new definitions in their appropriate alphabetical order:

     ""Adjusted Consolidated Interest Expense" means, for any period, gross consolidated interest expense for the period (including all commissions, discounts, fees and other charges in connection with standby letters of credit and similar instruments) for the Company and its Subsidiaries, plus the portion of the up-front costs and expenses for Swap Contracts (to the extent not included in gross interest expense) fairly allocated to such Swap Contracts as expenses for such period, as determined in accordance with GAAP and after giving effect to any Swap Contract then in effect; provided, however, that "Consolidated Interest Expense" shall be calculated after giving effect on a Pro Forma Basis to any reduction to the Commitments arising from the application of proceeds from any disposition of the Designated Non-Core Assets as if such disposition and reduction had occurred on the first day of the applicable period.

     "Metal Brake Shoe Business" means all the assets and business, including without limitation all equipment, machinery, inventory and fixtures, used or involved in the engineering and manufacturing of metal brake shoes located at the Company's Baltimore, Maryland facility.

    "Level VIII" shall exist at any time the Leverage Ratio is less than 6.0:1.0 but greater than or equal to 5.5:1.0.

     "Level IX" shall exist at any time the Leverage Ratio is greater than or equal to 6.0:1.0.

     "Operating Coverage Ratio" shall have the meaning given such term in that certain Indenture dated as of January 15,1997 between the Company (formerly ABC Rail Products Corporation) and U.S. Bank National Association (successor Trustee to First Trust National Association), as supplemented prior to the date Hereof but without giving effect to any subsequent amendment, waiver or Modification thereof."

     (e) Section 2.09 of the Credit Agreement is amended by deleting the existing clause (e) therein in its entirety and substituting in lieu thereof the following:

     "(e) On the Business Day of receipt of the proceeds from the sale or disposition of any Designated Non-Core Assets (other than the Metal Brake Shoe Business), the Company shall prepay the Revolving Loans in an amount equal to 85% of the Net Proceeds realized upon such sale or disposition made by the Company or any of its Subsidiaries in any fiscal year. With respect to the sale or disposition of the Metal Brake Shoe Business or any disposition of property by the Company or any Subsidiary made in reliance on Section 8.02(c), the Company shall prepay the Revolving Loans in an amount equal to 35% of the Net Proceeds realized upon such sale or disposition. Amounts prepaid pursuant to this Section 2.09(e) shall permanently reduce the Commitments of the Revolving Lenders. Any reduction of the Commitments shall be applied to each Revolving Lender according to its Pro Rata Share; provided, however, that amounts prepaid pursuant to this Section 2.09(e) prior to January 1, 2002 shall be applied first to the extent the following dates have not passed to reduce the January 1, 2001 Scheduled Commitment Reduction, second to reduce the April 1, 2001 Scheduled Commitment Reduction, third to reduce the April 15, 2001 Scheduled Commitment Reduction, fourth to reduce the June 30, 2001 Scheduled Commitment Reduction and fifth to reduce the January 1, 2002 Scheduled Commitment Reduction. Once reduced in accordance with this Section the Commitments may not be increased. The Company shall use its best efforts to notify the Agent and each Revolving Lender of the amount of any required prepayment as soon as practicable and in no event later than ten (10) Business Days before it is made."

     (f) Section 2.10 of the Credit Agreement is amended by inserting the following in appropriate chronological order in the table appearing in clause
(b)  thereof:

               "4/1/01     $35,000,000
               4/15/01     $15,000,000"

     (g) Section 2.10 of the Credit Agreement is further amended by deleting the existing clauses (c) and (d) therein in their entirety and substituting in lieu thereof the following:

     ""(c) Notwithstanding anything to the contrary herein, the Majority Lenders may waive, postpone or delay the Scheduled Commitment Reduction scheduled for 4/1/01 and 4/15/01.

     (d) Each reduction of the Commitments pursuant to clause (b) above shall be applied to each Lender in accordance with its Pro Rata Share and the Commitments once reduced may not be increased."

     (h) Section 8.02 of the Credit Agreement is amended by deleting the "; and" appearing at the end of paragraph (c) therein and inserting in lieu thereof the following:

     "provided, further, the Company shall prepay the Revolving Loans in an amount equal to 35% of the Net Proceeds realized upon such sale or disposition made by the Company or any of its Subsidiaries in accordance with Section 2.09(e); and"

     (i) Section 8.04 of the Credit Agreement is amended by deleting clause (ii) of paragraph (f) therein in its entirety and substituting in lieu thereof the following:

     "(ii) the consideration for any such Acquisition shall not consist of cash or cash equivalents,"

    (j) Effective as of September 30, 2000, Section 8.14 of the Credit Agreement is amended by deleting the table therein in its entirety and substituting in lieu thereof the following:


"Period                                                                Ratio

From  and  including the last day of the fiscal                        7.50:1.0
quarter ended in September, 2000 to but excluding the last day of the fiscal quarter ended in December, 2000

Thereafter, from and including the last day of the                     7.55:1.0
fiscal quarter ended in December, 2000 to but excluding the last day of the fiscal quarter ended in March, 2001

Thereafter, from and including the last day of the                     7.00:1.0
fiscal quarter ended in March, 2001 to but excluding the last day of the fiscal quarter ended in June, 2001

Thereafter,  from and including the last day of the                    4.00:1.0
fiscal quarter ended in June 2001 to but excluding the last day of the fiscal quarter ended in March, 2002

Thereafter, from and including the last day of the                     3.75:1.0
fiscal quarter ended in March, 2002 to but excluding the last day of the fiscal quarter ended in June, 2002

Thereafter, from and including the last day of the                     3.50:1.0
fiscal quarter ended in June, 2002 to but excluding the last day of the fiscal quarter ended in September, 2002

Thereafter                                                            3.25:1.0"

    (k) Effective as of September 30, 2000, Section 8.15 of the Credit Agreement is amended by deleting the table therein in its entirety and substituting in lieu thereof the following:

"Period                                                                    Ratio

From  and  including the last day of the                                5.50:1.0
fiscal quarter ended in September, 2000 to but excluding the last day of the fiscal quarter ended in December, 2000

Thereafter,  from  and  including  the  last  day of the                5.55:1.0
fiscal quarter ended in December,  2000  to  but  excluding
the last day of the fiscal quarter ended in March,  2001

Thereafter,  from  and  including  the  last  day of the                4.50:1.0
fiscal quarter ended in March, 2001 to but excluding the last day of the fiscal quarter ended in June, 2001

Thereafter,  from and including the last day of the                     3.00:1.0
fiscal quarter ended in June 2001 to but excluding the last day of the fiscal quarter ended in September, 2001

Thereafter,  from  and  including  the  last  day of the                2.75:1.0
fiscal quarter ended in September, 2001 to but excluding the last day of the fiscal quarter ended in December, 2001

Thereafter                                                             2.50:1.0"

    (l) Effective as of September 30, 2000, Section 8.16 of the Credit Agreement is amended by deleting the table therein in its entirety and substituting in lieu thereof the following:

"Period                                                                   Ratio

From  and  including the last day of the                                1.40:1.0
fiscal quarter ended in September, 2000 to but excluding the last day of the fiscal quarter ended in December, 2000

Thereafter,  from  and  including  the  last  day of the                1.30:1.0
fiscal quarter ended in December,  2000  to  but  excluding
the last day of the fiscal quarter ended in March,  2001

Thereafter,  from  and  including  the  last  day of the                1.00:1.0
fiscal quarter ended in March, 2001 to but excluding the last day of the fiscal quarter ended in June, 2001

Thereafter,  from and including the last day of the                     1.20:1.0
fiscal quarter ended in June 2001 to but excluding the last day of the fiscal quarter ended in September, 2001

Thereafter,  from  and  including  the  last  day of the                2.25:1.0
fiscal quarter ended in September,  2001  to  but  excluding the last day of the fiscal quarter ended in December,  2001

Thereafter                                                             3.00:1.0"

     (m) Section 8.19 of the Credit Agreement is amended by deleting the existing provision in its entirety and substituting in lieu thereof the following:

     "(a) As of the end of any fiscal quarter ended in September, 2000 and December, 2000, the Company shall not permit its EBITDA for the immediately preceding twelve month period to be less than $38,000,000; plus or minus, as the case may be, any adjustment to EBITDA pursuant to the last proviso of the definition of EBITDA for such period.

     (b) As of the end of any fiscal quarter ended in March, 2001, the Company shall not permit its EBITDA for the immediately preceding twelve month period to be less than $40,000,000; plus or minus, as the case may be, any adjustment to EBITDA pursuant to the last proviso of the definition of EBITDA for such period.

     (c) As of the end of any fiscal quarter ended in June 2001 and thereafter, the Company shall not permit its EBITDA for the immediately preceding twelve month period to be less than $44,000,000; plus or minus, as the case may be, any adjustment to EBITDA pursuant to the last proviso of the definition of EBITDA for such period."

     (n)     The  Credit  Agreement  is  amended  by inserting the following new
Section  8.20:

     "8.20 Operating Coverage Ratio. Effective as of November 30, 2000 and thereafter, the Company will maintain, at the end of each of its fiscal month, an Operating Coverage Ratio with respect to the trailing twelve month period then ended taken as a whole of at least 1.8:1.0."

     (o)     The  Credit  Agreement  is  amended  by inserting the following new
Section  8.21:

     "8.21 Subordinated Debt. The Company will not modify, supplement or amend any note, debenture, agreement, indenture or any other instrument entered into or issued in respect of the Subordinated Debt without the prior written consent of the Majority Lenders."

2.     Covenants.

     (a) Mortgages. The Company hereby agrees, as soon as possible, but not later than 60 days after the Effective Date, unless otherwise reasonably extended by the Agent, to deliver to the Agent for the benefit of the Lenders:

(i) fully executed deeds of trust, mortgages or similar documents (the "Mortgages") in each case in form and substance satisfactory to the Agent, which shall cover the parcels of real property owned by the Borrower identified on Schedule A hereto (the "Mortgaged Property");

(ii) an ATLA Form B (or other form acceptable to the Agent) mortgagee policy of title insurance or a binder issued by a title insurance company satisfactory to the Agent insuring (or undertaking to insure, in the case of a binder) that the Mortgages create and constitute a valid first Lien against the Mortgaged Property in favor of the Agent, with such endorsements and affirmative insurance as the Agent may request;

(iii)     current  ATLA surveys and surveyor's certification as to all Mortgaged
Property to the extent reasonably requested by the Agent, each in form and substance satisfactory to the Agent; and

(iv) such other documents, instruments and agreements (including Phase I environmental site assessments, if any, and opinions of counsel) relating to the Mortgaged Property as the Agent in its reasonable discretion may request.

     (b) Field Audit. In accordance with Section 7.10 of the Credit Agreement, the Company, at its own expense, shall cooperate with the Agent and its representatives to complete a field audit of the Company and its Subsidiaries and share the results of the field audit with each of the Lenders.

     (c) Appraisals. The Company, at its expense, hereby agrees, as soon as possible, but not later than 60 days after the Effective Date, unless otherwise extended by the Agent, to perform or cause to be performed an appraisal on a representative cross-section of machinery, equipment, inventory and real property owned by the Company or its Subsidiaries as shall be determined by the Agent and deliver copies of all such appraisals to the Collateral Agent.

     (d) Monthly Asset Disposition Report. As soon as available, but not later than 10 days after then end of each fiscal month, the Company shall cause its agent, Robert W. Baird, to deliver to the Agent a report updating the progress and status of any sale or disposition of any Designated Non-Core Asset and covering any other matters relating thereto as requested by the Agent."

3. Representations and Warranties of the Borrowers. The Borrowers represent and warrant that:

     (a) The execution, delivery and performance by each of the Borrowers of this Agreement have been duly authorized by all necessary corporate action and that this Agreement is a legal, valid and binding obligation of such Borrower enforceable against such Borrower in accordance with its terms, except as the enforcement thereof may be subject to the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar law affecting creditors' rights generally;

     (b) Each of the representations and warranties contained in the Credit Agreement is true and correct in all material respects on and as of the date hereof as if made on the date hereof, except to the extent that any such representation or warranty relates to an earlier date, in which case such representation or warranty shall be true and correct in all material respects as of such earlier date; and

     (c) After giving effect to this Agreement, no Default or Event of Default has occurred and is continuing.

4. Conditions to Effectiveness of Agreement. This Agreement shall become become effective on the date (the "Effective Date") each of the following conditions precedent is satisfied:

     (a) Execution and Delivery. The Borrowers, the Agent and the Majority Lenders shall have executed and delivered this Agreement.

     (b) No Defaults. After giving effect to this Agreement, no Default or Event of Default under the Credit Agreement shall have occurred and be continuing.

     (c) Representations and Warranties. After giving effect to the amendments contemplated by this Agreement, the representations and warranties of the Borrowers contained in this Agreement, the Credit Agreement and the other Loan
Documents shall be true and correct in all respects as of the Effective Date, with the same effect as though made on such date, except to the extent that any such representation or warranty relates to an earlier date, in which case such representation or warranty shall be true and correct in all material respects as of such earlier date.

     (d)     Reaffirmation  of  Guaranty.  The  Agent  shall  have  received   a
Reaffirmation of Guaranty dated as of the Effective Date in the form of Exhibit A-1 and Exhibit A-2 attached hereto duly executed by each Guarantor.

     (e) Officer's Certificate. The Agent shall have received a certificate signed by a Responsible Officer of the Company, dated as of the Effective Date, certifying that as of September 30, 2000 the Company was in compliance with the covenants and provisions contained in all notes, debentures, agreements and other instruments entered into or issued in respect of the Subordinated Debt.

     (f) Legal Opinion. The Company shall agree to deliver an opinion addressed to the Agent, the Collateral Agent and the Lenders of Mark F. Baggio, in form and substance satisfactory to the Agent.

     (g) Payment of Expenses and Fees. The Company shall have paid all of the fees and expenses of (i) Winston & Strawn, counsel to the Agent and (ii) the Company shall have paid in full to the Agent for ratable distribution to each Lender an amount equal to 0.1875% of the Commitment of such Lender.

5.     Reference  to  and  Effect  Upon  the  Credit  Agreement.

     (a) Upon the Effective Date, each reference in the Credit Agreement to "this Agreement," "hereunder," "hereof," "herein," or words of like import and each reference to the Credit Agreement in each Loan Document shall mean and be a reference to the Credit Agreement as amended and restated hereby and the Credit Agreement is amended as set forth herein and is hereby restated in its entirety to read as set forth in the Credit Agreement with the amendments specified herein.

     (b) Except as specifically amended above, all of the terms, conditions and covenants of the Credit Agreement and the other Loan Documents shall remain unaltered and in full force and effect and are hereby ratified and confirmed in all respects.

     (c) The execution, delivery and effectiveness of this Agreement shall not operate as a waiver of any right, power or remedy of the Agent or any Lender under the Credit Agreement or any other Loan Document, nor constitute a waiver of any provision of the Credit Agreement or any Loan Document, except as specifically set forth herein.

6.   Costs and Expenses. The Company hereby affirms its obligation under Section
11.04 of the Credit Agreement to reimburse the Agent for all reasonable costs, internal charges and out-of-pocket expenses paid or incurred by the Agent in connection with the preparation, negotiation, execution and delivery of this Agreement, including but not limited to the attorneys' fees and time charges of attorneys for the Agent with respect thereto. Furthermore, the Company hereby affirms its obligation under Section 7.10 of the Credit Agreement to pay the expenses incurred in connection with the inspection of its property and books and records under Section 2(a) of this Agreement.

7.     Counterparts.  This  Agreement  may   be  executed   in   any  number  of
counterparts, each of which when so executed shall be deemed an original but all such counterparts shall constitute one and the same instrument.

                            (signature pages follow)

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective officers thereunto duly authorized as of the date above first written.

ABC-NACO  INC.
By:
Name:
Title:

ABC-NACO  de  MEXICO  S.A.  de  C.V.
By:
Name:
Title:

DOMINION  CASTINGS  LIMITED
By:
Name:
Title:

BANK  OF  AMERICA,  NATIONAL  ASSOCIATION,  as  Agent
By:
Name:
Title:

BANK OF AMERICA, NATIONAL ASSOCIATION, Individually as a Lender and as the Issuing Lender
By:
Name:
Title:

ABN  AMRO  BANK  N.V.,  as  a  Lender
By:
Name:
Title:

By:
Name:
Title:

FLEET  NATIONAL  BANK,  as  a  Lender
By:
Name:
Title:

BANK  ONE,  NA  (Main  Office  Chicago),  as  a  Lender
By:
Name:
Title:

FIRSTAR  BANK,  N.A.,  as  a  Lender
By:
Name:
Title:

HARRIS  TRUST  AND  SAVINGS  BANK,  as  a  Lender
By:
Name:
Title:

LASALLE  BANK  NATIONAL  ASSOCIATION,  as  a  Lender
By:
Name:
Title:

THE  NORTHERN  TRUST  COMPANY,  as  a  Lender
By:
Name:
Title:

PNC  BANK,  NATIONAL  ASSOCIATION,  as  a  Lender
By:
Name:
Title:

U.S.  BANK  NATIONAL  ASSOCIATION,  as  a  Lender
By:
Name:
Title:

BANK  OF  AMERICA  CANADA,  as  Canadian  Revolving  Lender
By:
Name:
Title:

                                   Exhibit A-1

                            REAFFIRMATION OF GUARANTY
                            -------------------------

     Each of the undersigned acknowledges receipt of a copy of the Third Amended and Restated Credit Agreement (the "Amendment") dated October __, 2000, consents to such Amendment and hereby reaffirms its obligations under that certain Subsidiary Guaranty dated February 19, 1999 by the direct and indirect subsidiaries of ABC-NACO Inc.

Dated  as  of  October  __,  2000.



NACO,  INC.
By:
Name:
Title:


ABC  RAIL  BRAKESHOE  HOLDINGS,  INC.
By:
Name:
Title:


ABC  RAIL  FRENCH  HOLDINGS,  INC.
By:
Name:
Title:


ABC  RAIL  PRODUCTS  CHINA  INVESTMENT  CORPORATION
By:
Name:
Title:

ABC  RAIL  SYSTEMS,  INC.
By:
Name:
Title:

ABC  RAIL  (VIRGIN  ISLANDS)  CORPORATION
By:
Name:
Title:

TRANSIT  &  RAIL  SYSTEMS,  INC.
By:
Name:
Title:

NATIONAL  CASTINGS,  INC.
By:
Name:
Title:

NACO  FLOW  PRODUCTS,  INC.
By:
Name:
Title:

NATIONAL  ENGINEERED  PRODUCTS  COMPANY,  INC.
By:
Name:
Title:

------

                                   Exhibit A-2

                            REAFFIRMATION OF GUARANTY
                            -------------------------

     Each of the undersigned acknowledges receipt of a copy of the Third Amended and Restated Credit Agreement (the "Amendment") dated October __, 2000, consents to such Amendment and hereby reaffirms its obligations under that certain Mexican Subsidiary Guaranty dated February 19, 1999, as amended by that certain Amendment of Mexican Subsidiary Guaranty dated as of October 12, 1999.

Dated  as  of  October  __,  2000.


ABC-NACO  DE  MEXICO,  S.A.  DE  C.V.
By:
Name:
Title:


ABC-NACO  SERVICIOS  FERROVIARIOS,  S.A.  DE  C.V.
By:
Name:
Title:


COMMERCIALIZADORA  NATIONAL  CASTINGS,  S.A.  DE  C.V.
By:
Name:
Title:


NATIONAL  CASTINGS  DE  MEXICO,  S.A.  DE  C.V.
By:
Name:
Title:

SERVICIOS  NATIONAL  CASTINGS,  S.A.  DE  C.V.
By:
Name:
Title: